UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 7, 2013
RETROPHIN, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-53293	26-2383102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
777 Third Avenue, Suite 22, New York, NY		10017
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 983-1310

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2013, Retrophin, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Marc Panoff, 43, pursuant to which Mr. Panoff will serve as the Chief Financial Officer and Chief Accounting Officer of the Company starting on May 20, 2013.

In accordance with the terms of the Employment Agreement, Mr. Panoff will be paid (i) a base salary in the amount of $230,000 (subject to adjustments at the discretion of the Board after each anniversary of the Effective Date), and (ii) at the sole discretion of the Board, an annual bonus award of up to 50% of Mr. Panoff’s then applicable base salary.  Mr. Panoff will also be granted 120,000 units of restricted common stock of the Company, a pro rata portion of which will vest quarterly during the 3 years following the execution of the Employment Agreement.

The Employment Agreement contemplates that Mr. Panoff’s employment will be for a one-year term and may be automatically extended for successive one-year periods unless (i) Mr. Panoff gives notice of non-extension to the Company no later than ninety (90) days prior to the expiration of the Agreement, (ii) Mr. Panoff is terminated or (iii) the Company delivers notice to Mr. Panoff no later than thirty (30) days prior to the expiration of the Agreement.

In the event Mr. Panoff’s employment is terminated (i) by the Company without cause (as such term is defined in the Employment Agreement) or (ii) by Mr. Panoff’s resignation following a material breach of a material term of the Employment Agreement by the Company which has not been cured within 10 days following notice thereof, then Mr. Panoff will be entitled to a severance payment in an amount equal to $40,000 plus reimbursement of certain expenses. If Mr. Panoff chooses to resign for reasons other than a material breach of the Employment Agreement by the Company then Mr. Panoff will forfeit any unvested stock grants or stock options that he received and will not be entitled to severance or any additional payments.

If Mr. Panoff’s employment is terminated for cause then Mr. Panoff will not be entitled to any further payments of any kind, except for payment of base salary plus reimbursement of certain expenses.

In the event that Mr. Panoff is no longer employed by the Company, any units of restricted stock that have not vested prior to the date of termination will be immediately cancelled and not subject to further vesting.

Mr. Panoff brings to the Company more than 17 years of experience in financial management, predominantly in the healthcare industry. Prior to joining the Company and beginning in February 2012, Mr. Panoff served as a Senior Partner and Vice President of Finance at GroupM North America, the world’s number one media investment management group. From January 2006 to February 2012, Mr. Panoff served as Chief Financial Officer, Treasurer and Secretary of Neurologix, Inc., a publicly traded company that was engaged in the research and development of proprietary treatments for the brain and central nervous system, primarily utilizing gene therapies. From July 2004 to January 2006, Mr. Panoff served as Chief Financial Officer of Nephros, Inc., a publicly traded medical device developer. Mr. Panoff received his Bachelor of Science in Business Administration from Washington University in St. Louis and his Masters in Business Administration from Arizona State University. He is also a Certified Public Accountant in New York State.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On May 8, 2013, the Company issued a press release announcing that Marc Panoff will serve as the Company’s Chief Financial Officer and Chief Accounting Officer, effective May 20, 2013.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

10.1	Employment Agreement, dated May 7, 2013, by and between Retrophin, Inc. and Marc Panoff.

99.1	Press Release, dated May 8, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETROPHIN, INC.

Date: May 10, 2013	By:	/s/ Martin Shkreli
Name: Martin Shkreli
Title: Chief Executive Officer